UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2012

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2012, the Registrant’s Union Center National Bank subsidiary (“UCNB”) entered into a Bank Purchase and Assumption Agreement (the “Agreement”) with Saddle River Valley Bancorp and Saddle River Valley Bank (“SRVB”). Under the Agreement, at closing, UCNB will purchase SRVB’s branches, located in Saddle River, New Jersey and Oakland, New Jersey, as well as substantially all of SRVB’s assets and SRVB’s deposit base, for an all-cash purchase price equal to 90% of SRVB’s adjusted stockholders’ equity at closing. The purchase price is expected to be between $10 million and $11 million.

The Agreement provides for standard representations and warranties, indemnities and covenants. Closing is subject to customary conditions, including receipt of regulatory approval and approval of the transaction by the stockholders of Saddle River Valley Bancorp. It is anticipated that the stockholders of Saddle River Valley Bancorp will vote on the transaction in approximately 30 days and that the transaction will close during the second quarter of 2012.

The transaction has been approved by the parties’ respective Boards of Directors. The Board of Directors of Saddle River Valley Bancorp has recommended that its stockholders approve the transaction. Approval of Center Bancorp’s stockholders is not required.

Center Bancorp expects the transaction to be immediately accretive to earnings, excluding restructuring expenses.

The parties have issued a joint press release describing the execution of the Agreement.

Forward-Looking Statements

All non-historical statements in this Current Report (including statements regarding the estimated purchase price, the impact of the transaction on Center Bancorp’s earnings and the anticipated closing date) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use forward-looking terminology such as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, the ability of UCNB to integrate SRVB’s branches into UCNB’s branch network, the continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to economic recovery and the deregulation of the financial services industry, and other risks cited in Center Bancorp’s most recent Annual Report on Form 10-K and other reports filed by Center Bancorp with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1 – Bank Purchase and Assumption Agreement, dated February 1, 2012

Exhibit 99.1– Press release dated February 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley Title: President and Chief Executive Officer

Dated: February 2, 2012

EXHIBIT INDEX

Exhibit 2.1 – Bank Purchase and Assumption Agreement, dated February 1, 2012

Exhibit 99.1– Press release dated February 2, 2012